NYSE Group, Inc.

Sandler O’Neill Financial Services
Conference

June 8, 2006

Legal Disclaimer

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this document contains forward-looking statements, which involve a number of risks and uncertainties.  NYSE
Group, Inc. (“NYSE Group”) cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving NYSE Group and Euronext, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NYSE Group’s filings with the U.S. Securities Exchange
Commission (the “SEC”), including its Annual Report on Form 10-k for the fiscal year ending December 31, 2005 which is available on
NYSE Group’s website at http://www.nyse.com and the SEC’s website at SEC's Web site at www.sec.gov. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Projections

Although the projections that appear in this document were prepared in good faith by management of NYSE Group and Euronext, no assurance can be made regarding future events. The estimates and assumptions underlying the projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of NYSE Group and Euronext. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not differ materially from those presented in the financial data. Such projections cannot, therefore, be considered a reliable predictor of future operating results, and this information should not be relied on as such. The projections were not prepared with a view toward complying with the guidelines established by the
American Institute of Certified Public Accountants with respect to prospective financial data, published guidelines of the SEC regarding forward-looking statements, or U.S. generally accepted accounting principles. In the view of NYSE Group management and Euronext management, the information was prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on this information.

Neither NYSE Group nor Euronext intends to update or otherwise revise the prospective financial data to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, neither NYSE Group nor Euronext intends to update or revise the prospective financial data to reflect changes in general economic or industry conditions.

Legal Disclaimer (continued)

Additional Information About this Transaction

In connection with the proposed business combination transaction, NYSE Group expects that a newly formed holding company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of NYSE Group that also constitutes a prospectus of the newly formed holding company.  NYSE Group will mail the proxy statement/prospectus to its stockholders and the prospectus will be mailed to Euronext shareholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE
PROPOSED BUSINESS COMBINATION TRANSACTION IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN
IMPORTANT INFORMATION.

You may obtain a free copy of the proxy statement/prospectus (if and when available) and other related documents filed by NYSE
Group and the newly formed holding company with the SEC at the SEC's Web site at www.sec.gov.  The proxy statement/prospectus
(if and when it becomes available) and the other documents may also be obtained for free by accessing NYSE Group’s Web site at
http://www.nyse.com.

NYSE Group and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Group stockholders in respect of the proposed business combination transaction.
You can find information about NYSE Group's executive officers and directors in NYSE Group's definitive proxy statement filed with the
SEC on April 11, 2006.  You can obtain free copies of these documents and of the proxy statement prospectus (when it becomes available) from NYSE Group by contacting its investor relations department.

Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as
amended.

Agenda

3. Transaction Offers Substantial Value for Shareholders and
Other Stakeholders

2. NYSE Euronext: Creating the Global Exchange

1. NYSE Group at a Glance

1. NYSE Group at a Glance

World’s Highest Overall Listings Standards

Global Brand and Reputation

Largest, Most Liquid Cash Equities Market

Diversified Products and Services

Experienced Management Team

NYSE Group Highlights

Positioned for Growth

Independent, Strong and Effective Regulation

The World’s Most Recognized Exchange Brand

Founded: 1792

NYSE/Arca Merger/Public Company:
2006

Market leader in listed companies

93% of the Dow Jones Industrial
Average

85% of the S&P 500

85% of the Fortune 500

41% of Fortune’s 100 Fastest
Growing Companies

Attracts the leading brands

As of March 31, 2006

$25.0
20.0
15.0
10.0
5.0
0.0
$22.3
$9.3
$6.8
$4.6
$4.6
$2.7
NYSE
LSE
Tokyo Stock Exchange
Euronext
NASDAQ
Deutsche Börse

NYSE
91%
Other
9%

NYSE Group

The Global Listings Market of Choice

NYSE Lists Over 91% of Qualified U.S. IPO Proceeds

NYSE’s Global Market Capitalization is $22.3 trillion1

Source: NYSE Data, ILX and Commscan Equidesk, excludes closed-end funds

Note: Data is for 2005. Qualified U.S. IPO proceeds is the aggregate proceeds raised by companies listing on U.S. exchanges that qualify to list under the NYSE’s standards, as measured by the aggregate proceeds raised by companies listing on U.S. exchanges

1 Domestic and international market capitalizations; NYSE’s domestic and international market capitalization is for NYSE-listed operating companies, and is $14.3tn and $8.0tn respectively. NYSE international figure excludes domestic companies listed on Euronext ($0.6bn), and Euronext international figure excludes domestic and foreign companies listed on the NYSE

Source: World Federation of Exchanges, Reuters, Bloomberg and NYSE Group as of April 30, 2006

Highest overall listing standards

Inclusion among global leaders

Access to diverse investor base

Specialist accountability

Value-added services and products

Long-term visibility opportunities

100.0
80.0
60.0
40.0
20.0
0.0
$86.3
$50.4
$26.8
$11.6
$10.4
$7.4
NYSE
NASDAQ
Tokyo Stock Exchange
Euronext
LSE
Deutsche Börse

NYSE Group

World’s Most Liquid Stock Exchange

Source: World Federation of Exchanges. As of April 30, 2006
Note: Electronic order book activity for Euronext, London Stock Exchange & Deutsche Börse. EOB statistics not available for other exchanges

2006 YTD Average Daily Turnover ($ bn)

Highest Quality Market

LIQUIDITY

Largest market for listing and trading
cash equity securities in the world

PRICE

In 2005, NYSE Group provided best
quoted prices in NYSE–listed securities
94% of the time

LOWER VOLATILITY AND TIGHTER
SPREADS

Volatility is generally lower and spreads
are tighter for stocks listed on the NYSE
compared to other markets

CERTAINTY OF EXECUTION

One of the most reliable trading
networks with high fill rates

Total NYSE Group Revenues = $429 mm

Listing

Transactions

Other

Market Data

Data Processing

Note: Per condensed consolidated statements of income including non-GAAP financial measures. Revenues are net of activity assessment fees

SIAC Revenues from non-
NYSE Customers: 41%

NYSE issuers: 2,682

Facility and Trading Licenses

NYSE Group Share of Trading in:

NYSE-Listed Stocks: 77%

Nasdaq-Listed Stocks: 23%

NYSE Arca and Amex Listed

      Stocks: 33%

Equity Options: 11%

40%

Regulatory

Diverse Sources of Revenue – Q1 2006

21%

14%

10%

9%

6%

Regulatory-related revenue

Sales of market data

$500
$375
$250
$125
$0
30%
25%
20%
15%
10%
5%
0%
$396.5
$428.9
15.8%
21.8%
Q1 2005
Q1 2006
Revenue
Pre-tax Margin

NYSE Group

Transaction fee revenues - up 10%

Regulatory fee revenues - up 32%1

1,287 trading licenses as of March
31, 2006

Compensation and benefits – down
3%

Systems - down 10%

Pre-tax profit - up 49%

$mm

Note: Per condensed consolidated statements of income including non-GAAP financial measures. Revenues are net of activity assessment fees

1 Regulatory fee revenues are used to fund member firm examinations and other regulatory activities

Q1 2006 Strong Performance

Highlights

Comparison of Q1 2005 vs. Q1 2006

Volume and Market Share Trends

Shares and Contracts in mms

9.6%

9.5%

10.9%

8.1

7.4

7.2

Equity Options

42.2%

42.0%

42.8%

455

368

361

ETFs

26.1%

24.8%

23.0%

2,164

2,138

2,108

Nasdaq-listed

33.3%

31.4%

33.2%

424

392

336

NYSE Arca & Amex-listed

76.9%

75.5%

76.7%

2,634

2,404

2,433

NYSE-listed

May

April

Q1 06

May

April

Q1 06

NYSE Group Market Share 1

Consolidated
Average Daily Volume

1. Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots

Well Positioned for Growth and Profitability

Transaction Related

Listings

Market Data

Cash Equities

Transaction revenue growth
driven by new pricing

Continued market share
gains in trading Nasdaq-
listed companies

Overall market growth driven
by Hybrid

ETFs

A leading position in fast
growing market

Options

Introduction of new trading
platform in Q3 2006

Bonds

Leverage NYSE Arca
technology

Trading Licenses

New high margin source of
revenue

NYSE

World’s premier listings
venue

Strong source of recurring
revenue

NYSE Arca

Expands NYSE Group’s
reach to more quality
companies

Compelling value
proposition

First IPO (Darwin
Professional Underwriters)
on May 19, 2006

NYSE OpenBook® , NYSE
Broker Volume® and TAQ
Data

Proprietary data product
revenues grew 24% in 2005

NYSE OpenBook Real Time
approved April 2006

Commercialization
opportunities include:

ArcaBookSM

Quantitative Information
Products

New cash equity and multi-
asset class data products

2. NYSE Euronext: Creating the Global
Exchange

Creating the First Multi-Product Global Exchange
Group

Global Cash
Equities

Global
Derivatives

New York

Amsterdam

Brussels

Lisbon

Paris

LIFFE

NYSE Arca
Options

Global branding

Multiple listing
offerings

Extended trading
hours

Common IT
platform

$30.0
25.0
20.0
15.0
10.0
5.0
0.0
4.6
22.3
$9.3
$6.8
$4.6
$2.7

NYSE Group

World’s Largest Cash Equities Marketplace

$tn

NYSE (1)

$26.9

Euronext (1)

Aggregate market cap is greater than that of
the next 4 exchanges combined

NYSE

Euronext

NASDAQ

Deutsche

Börse

LSE

Tokyo Stock

Exchange

1 Domestic and international market capitalizations; NYSE’s domestic and international market capitalization is for NYSE-listed operating companies, and is $14.3tn and $8.0tn respectively. NYSE international figure excludes domestic companies listed on Euronext ($0.6bn), and Euronext international figure excludes domestic and foreign companies listed on the NYSE

Source: World Federation of Exchanges, Reuters, Bloomberg and NYSE Group as of April 30, 2006

$100.0
80.0
60.0
40.0
20.0
0.0
$14.6
$86.3
$50.4
$29.7
$26.8
$10.6
NYSE Euronext
NASDAQ
London Stock Exchange
Tokyo Stock Exchange
Deutsche Börse

NYSE Group

World’s Largest Cash Equities Trading Venue

Note: Average over January 2006 – April 2006

Source: World Federation of Exchanges

NYSE

$100.9

Euronext

Average Daily Trading Value ($bn)

Broadest Global Exchange Product Offering

Cash Trading

US Cash Equities

European Cash Equities

US ETFs / European ETFs

Warrants

US Trading Licenses

US Fixed Income

European Fixed Income

Clearing

Derivatives

US Options

UK Options

European Options

International Futures &
Derivatives

Interest Rates

Equity Indices

Fixed Income Indices

Single Stock Futures

Commodities

Market Data & Indices

US Market Data

International Market Data

Proprietary Data Products

US Indices

European Indices

Listings

US Listings

NYSE

NYSE Arca

European Listings

International Listings

Trading Software

AEMS – Exchange trading
systems and other Institutional
offerings

GL Trade – trading systems

SIAC

NYSE

Euronext

Highly Diversified Revenues

1. Revenues are net of activity assessment fees and reflect NYSE Group pro forma results for Q1 2006

2. Euronext revenues are converted to U.S. dollars using an exchange rate of 1€ to $1.28443

$773 mm1,2

(Q1 2006 Combined Revenue)

Cash Trading
33%

Derivatives
17%

Listings
13%

Market Data
12%

Sale of Software
13%

Other
6%

Regulatory
6%

3. Transaction Offers Substantial Value
for Shareholders and Other
Stakeholders

Well Balanced Offer for Both Sets of Shareholders

Standard offer consideration per Euronext share of €21.32 in cash and 0.98 of a share in NYSE Euronext

Exchange offer will contain a mix and match election to permit Euronext shareholders to elect more cash or more stock, to extent available

Cash election and stock election subject to proration to ensure aggregate amount of cash paid and shares issued are the same as would have been if all tendering shareholders received Standard Offer Consideration

Euronext shareholders to receive special distribution of €3 per share in addition to the €21.32 cash consideration

One NYSE Euronext share for each NYSE Group share

Timing:

Exchange offer anticipated to be launched within 6 months, subject to certain pre-conditions, including regulatory approval and NYSE Group and
Euronext shareholder approval

Minimum condition of 66 2/3% of Euronext shares exchanged, which may be lowered to 50.1%

Benefits To Shareholders and Other Stakeholders

Shareholders

Issuers

Users

Employees

Maintain current headquarters and
marketplaces

Balanced management structure with
superior leadership team

Culture of excellence and
entrepreneurship

Greater career development
opportunities

Covers more time zones than any
other exchange

Horizontal business model with
unparalleled product depth and
geographic breadth

Enhanced trading experience across
equities, bonds, and derivatives,
including futures and options

World’s largest pool of liquidity

Easier access to both U.S. and
European investors and leading
destination for capital formation

Ability to list in two of the world’s
main currencies…

…while keeping current local
regulatory frameworks unchanged

$275 million of cost savings to be
realized over 3 years

$100 million of revenue synergies
across cash equities, listings and
derivatives

Superior growth and profitability on a
combined basis

Highly deliverable

Compelling Expense Synergies

$40

$275

25

$250

2009

Cash expenses directly
impacting income statement

Run-rate of $275 million cost
synergies

Integration of support functions

Rationalize marketing
expenses

Streamline corporate costs
(e.g. insurance, occupancy,
professional services)

Platforms, data centers,
networks

Comments

$125

$55

Total

25

25

Non-IT

$70

$100

2008

$70

$30

2007

Technology

($ million)

Restructuring Costs

Compelling Revenue Synergies

Cross-selling through a single platform with a shared customer base

Extend the highly successful European wholesale OTC derivative service
(‘ABC’) in the US

Launch new products (e.g. Transatlantic indices, corporate credit derivatives)

Represents 8% of Q12006 annualized combined revenue base of $537mm

$45

Derivatives

Pre-eminent brand and deepest global liquidity pool that provides global issuers with maximum flexibility to raise capital

Leverage NYSE Euronext listing brand to capture overseas listings

Develop Euro-denominated Global Depository Receipt (GDR) program so
US issuers can leverage European liquidity pools

Position Alternext to compete with LSE AIM on international small cap issues

Represents approximately 5% of Q12006 annualized combined revenue base of $399mm

$20

Listings

Meet European demand for US blue chips

Cross-fertilize product development in structured products and ETFs

Opportunity to extend trading hours across time zones

Represents approximately 3% of Q12006 annualized combined revenue base of $1,021mm

$35

Cash Trading

Represents approximately 3% of total Q12006 annualized combined revenue base of $3.1bn

$100

Total

Comments

Revenue
Synergies

$mm

($ in millions)	Projected Fiscal Year Ending December 31,	
Pro Forma Earnings	**2007**	**2008**
Combined Standalone Earnings	$846	$1,036
Pro Forma Adjustments (a/t):		
Cost Savings, Net of Restructuring Costs	(9)	34
Revenue Synergies	21	41
Subtotal	11	75
Euronext GAAP Adjustments	(18)	(17)
Net Financing Costs	(111)	(105)
Amortization of Intangibles	(52)	(52)
Total Pro Forma Adjustments	(170)	(98)
Pro Forma GAAP Earnings	$676	$938
Earnings Per Share:		
NYSE Group Standalone	$2.24	$2.81
Pro Forma	2.53	3.52
Accretion	13.3 %	25.2 %

Note: full run-rate synergies of $375mm pre-tax adds additional $0.59 to pro forma EPS

NYSE Group

Pro Forma Impact

Assumes approximately $3bn of debt at a rate of LIBOR + 75bp, with ability to pay off in 3 years